March 30, 2021

MSS Series Trust

8000 Town Centre Drive

Suite 400

Broadview Heights, OH 44147

Re:  MSS Series Trust, File Nos. 333-135714 and 811-21927

Dear Sir/Madam:

A legal opinion (the "Legal Opinion") that we prepared was filed with Post-Effective Amendment No. 58 to the MSS Series Trust Registration Statement (the "Registration Statement").  We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 60 to the Registration Statement (the "Amendment").  We also consent to all references to us in the Amendment.

Very truly yours,

                        /s/ THOMPSON HINE LLP

                                                    THOMPSON HINE LLP

AJD